                                                                Exhibit 16(iii)




                                 August 8, 2002



United States Securities and
     Exchange Commission
Washington, DC  20549


Gentlemen:

         We are in agreement with the statements made by the registrant in item 4 of the amendment to the Form 8-K.

         If you have any questions or comments, please, do not hesitate to contact us.

                                                 Very truly yours,

                                                 SULLIVAN, WARE & HALL, PLLC

                                                 /s/   Bruce I. Sullivan

                                                 Bruce I. Sullivan, CPA
                                                 Shareholder




BIS:ca